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Meditrust
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A Health Care Real Estate Investment Trust
197 First Avenue
Needham Heights, MA 02194-9127
(617) 433-6000
Fax (617) 433-1290


SUMMARY TERM SHEET


August 13, 1996

Mr. Daniel R. Baty
Chief Executive Officer
Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, WA 98121

RE:  PROPOSED FINANCING

Dear Mr. Baty:

Meditrust wishes to express its interest in continuing to review and in discussing development-sale/leaseback financing with you. The following is a summary of the terms and conditions which would apply to this transaction:

1.   LESSEE:  A wholly-owned subsidiary of
  Emeritus Corporation ("Emeritus")

2.   FACILITIES:  To be determined

3.   PURCHASE PRICE:  $100,000,000

4.   LEASE TERM:  The first $50,000,000 of
  financing ("Group 1") shall
  have a lease term of 11 years and the
  second $50,000,000 of financing ("Group
  2") shall have a lease term of 12
  years. All leases shall have four five-year options to extend. However, all Facility Leases within each group shall be coterminous and shall all be extended together such that no single lease shall be extended without all of the leases being simultaneously extended.

5.     BASE RENT:  320 basis points over
the 10-year Treasury Bond.

6.     COMMITMENT FEE:  1%

7.    ADDITIONAL RENT:  Additional rent
shall be calculated as 5% of the
  incremental increase in gross revenues
  above a negotiated base revenue.


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8.   SECURITY:  First lien security
  interest in all furniture, fixtures and
  equipment and other personal property
  and all accounts receivable of the
  Facilities, similar to those in the
  previous transaction between Meditrust
  and Emeritus.

9.   ADDITIONAL SECURITY:  At the closing
  the Lessee shall provide
  Meditrust with cash collateral in an
  amount equal to three month's of
   base rent payments.

10.  LEASE GUARATNY:  All lease
  obligations shall be unconditionally
       guaranteed by Emeritus.

11.  OPERATOR:  A wholly-owned subsidiary
  of Emeritus who shall be
        engaged in no other activity other
than the operation of the Facilities.

12.  FINANCIAL COVENANTS:  The lease
  documents will contain
       various financial covenants as to
the Lessee and the Guarantor, similar
       to those in the previous
transaction between Meditrust and
Emeritus.

13.  SUBORDINATION:  Management fees and
  all related party fees will
       be subordinate to rent payments.

14.  CROSS-DEFAULT/CROSS-
  COLLATERALIZATION:  Will be
        required for all related
transactions.

15.   LEASE ASSIGNMENTS/SUBLETTING:  Not
permitted.

16.  APPRAISALS:  Appraisals must be
  conducted by Valuation
  Counselors, Inc. and must establish
  that the Purchase Price is no greater
  than the appraised property value.

17.  ENVIRONMENTAL REPORTS:  Phase I
  Environmental Surveys
       must be conducted by ATEC
Associates, Inc.

18.  LEASE COSTS:  All Lease costs,
  including, but not limited to, legal
  fees, appraisal costs, inspection fees,
  credit report fees, travel costs, finder fees, transfer fees, survey costs, title insurance premiums and other title fees, recording costs, and environmental audit fees, will be the obligation of the Borrower and the Guarantor.

19.  MASTER LEASE:  Meditrust will enter
into separate leases covering
  each of the Facilities on the terms and
  conditions described in this letter,
  provided, however, that the lease terms, renewal options, purchase options and the like will be exercisable and/or considered based on all the leases as a group within Group 1 or within Group 2.






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20.  LESSEE'S OBLIGATION TO PERFORM
  UPGRADE
  EXPENDITURES:  Lessee shall provide
  Lessor with evidence satisfactory to
  Lessor that Lessee has in each lease
  year spent an annual amount equal to
  $200.00 per living unit for upgrades to
  each Facility.

If these general terms and conditions are acceptable to you and if you agree to proceed with our due diligence process and further negotiations, please sign this summary sheet and return it to Meditrust by August 14, 1996. This letter, which is for informational purposes only, is not binding on either party and is not to be considered a commitment to provide financing. Approval of Meditrust's Board of Trustees and Executive Committee will also be a prerequisite to this transaction.


Very truly yours,


MEDITRUST


By:/s/ Michael F. Bushee

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Chief Operating Officer





ACKNOWLEDGED AND ACCEPTED:

EMERITUS CORPORATION

By:  /s/ Kelly J. Price
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Name:  Kelly J. Price
Title:  CFO
Date:  8/14/96